Exhibit 99.1

Execution Version

LOAN EXTENSION AGREEMENT

This LOAN EXTENSION AGREEMENT (this “Agreement”) is made as of May 31, 2022, by and among (i) EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation having its principal office at 2075 West Pinnacle Peak Rd., Suite 130, Phoenix AZ 85027 (“Borrower”), and each subsidiary of Borrower listed on the signature pages hereto or that after the date hereof delivers such a signature page (each a “Guarantor”, collectively, the “Guarantors” and, together with Borrower, the “Loan Parties” and each a “Loan Party”), (ii) ANTARA CAPITAL MASTER FUND LP and/or one or more managed funds or accounts (the “Lender”), and (iii) each lender listed on Schedule I of the Loan Agreement (as defined below) (each, an “Executive Lender” and together, the “Executive Lenders”). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement or, to the extent not defined in this Agreement or the Loan Agreement, in the Certificate of Designations of Series C Non-Participating Preferred Stock of the Corporation, duly adopted by the Board of Directors of the Borrower on March 11, 2022.

W I T N E S S E T H:

WHEREAS, the Loan Parties are indebted to the Lender and the Executive Lenders pursuant to that certain Senior Secured Loan and Executive Loan Agreement (the “Loan Agreement”) dated as of March 11, 2022 (the “Closing Date”).

WHEREAS, the Loan Parties and the Lender wish to extend the “Maturity Date” (as defined in the Loan Agreement) of the Loan from May 31, 2022 to June 30, 2022 upon satisfaction of the terms and conditions set forth in this Agreement.

WHEREAS, the Loan Parties and the Executive Lenders wish to extend the “Executive Loan Maturity Date” (as defined in the Loan Agreement) of the Executive Loans from June 3, 2022 to July 7, 2022 upon satisfaction of the terms and conditions set forth in this Agreement.

WHEREAS, the parties to this Agreement (the “Parties”) desire to memorialize the aforementioned extensions as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.

Extension of the Loan Maturity Date. Effective upon the Extension Effective Date (as defined below), the Loan Agreement is amended to extend the “Maturity Date” from (i) the earlier of (a) demand by the Lender on any day prior to the Collateral Pledge Effective Date and (b) May 31, 2022 to (ii) the earlier of (a) demand by the Lender on any day prior to the Collateral Pledge Effective Date and (b) June 30, 2022.

2.

Extension of each Executive Loan Maturity Date. Effective upon the Extension Effective Date, the Loan Agreement is amended to extend each “Executive Loan Maturity Date” from June 3, 2022 to July 7, 2022.

3.

Satisfaction of Conditions Precedent. The extensions of the “Maturity Date” (as described in Section 1 of this Agreement) and the “Executive Loan Maturity Date” (as described in Section 2 of this Agreement) shall become effective as of the date on which each of the following conditions precedent is satisfied or waived (such date, the “Extension Effective Date”):

a.

Borrower shall have paid Lender all documented and unpaid out-of-pocket costs and expenses (including fees and expenses of counsel) incurred by the Lender through the Extension Effective Date in connection with the negotiation, preparation, execution and administration of this Agreement, the Loan Agreement, any documents relating to the Collateral or the perfection thereof, or the exercise (or potential exercise) of Lender’s rights (or potential rights) under the Certificate of Designation or as a creditor generally, and in connection with any amendments, waivers, extensions or consents under or in respect of any documents described in this sub-clause 3.a. (whether or not such amendment, waiver, extension or consent becomes effective) (collectively, the “Post-Closing Expenses”), and

b.

The Board of Directors of the Borrower shall consist of (i) Thomas J. Abood; (ii) Mark Anderson, (iii) Alexandre Zyngier, (iv) Anthony Coelho, (v) Raph Posner, (vi) Chetan Bansal, (vii) Michael Bayles, (viii) Scott Honour and (ix) Scott Smith.

4.

Representations. The Loan Parties hereby represent and warrant to Lender and each Executive Lender as of the date hereof and as of the Extension Effective Date that each of the representations and warranties made by any Loan Party in the Loan Agreement have been and remain true and correct in all material respects as if remade on the date hereof and the Extension Effective Date, subject to changes to such representations and warranties set forth on Exhibit C attached hereto (the “Representation Updates”). None of the Representation Updates are the result of any breach of a covenant of any Loan Party under the Loan Agreement, nor do they result from or in any Event of Default. In addition, the Borrower represents and warrants that the New Directors have been duly appointed as full voting members of the Board of Directors in accordance with the Certificate of Incorporation and Bylaws of the Borrower and any Law to which the Borrower is subject. Neither the execution, delivery or performance of this Agreement nor any other agreement contemplated hereby, including the reconstitution of the Board of Directors as contemplated in 3.b. of this Agreement, will (a) violate any applicable law in any material respect, (b) violate the organizational documents of any Loan Party, or (c) breach, violate or result in a default, or give rise to a termination, cancellation, acceleration or other right or remedy, under any material agreement, instrument or other contractual obligation of any Loan Party.

5.	Additional Covenants.

a.

The Loan Parties shall use their best efforts to execute and deliver, and/or cause to be executed and delivered, a “Loan Pledge Security Agreement” substantially in the form attached hereto as Exhibit A and a “Bridge Loan Subordination Agreement” substantially in the form attached hereto as Exhibit B, in each case with Lender acting as “Collateral Agent”, on or before June 3, 2022.

b.

The Borrower shall reimburse, and/or cause its Subsidiaries to reimburse, each of Raph Posner and Chetan Bansal (each, a “New Director” and, together, the “New Directors”) for all reasonable and documented out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Borrower’s reimbursement policies. Without limiting the other provisions of this Section 5, the New Directors shall not otherwise be entitled to fees or compensation for their service as members of the Board of Directors.

c.

The Borrower shall maintain in effect at all times directors’ and officers’ indemnity insurance covering each New Director to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Borrower with respect to the other non-executive members of the Board of Directors (including any additional or supplemental insurance based on membership in a committee of the Board of Directors to the extent applicable).

d.

The Borrower shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any New Director contained in the Certificate of Incorporation or Bylaws as in effect on the date hereof without the prior written consent of the Lender, except to the extent (i) required by applicable law (and in such case, in accordance with the Certificate of Incorporation or the Bylaws) or (ii) such amendment or alteration provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Certificate of Incorporation or Bylaws, as applicable.

e.

No confidentiality or similar policy applicable to directors, officers or employees of the Borrower shall preclude any New Director from sharing information with Lender to the extent that Lender agrees in writing to maintain the confidentiality of such information, provided that no New Director will share information with Lender that would be reasonably likely to waive the attorney-client privilege between the Borrower and its counsel or serve to waive the work-product doctrine or any other similarly protective privilege or doctrine.

f.

The Borrower shall, and shall use its best efforts to cause its directors, officers and employees to, take all actions necessary and within its and their control and to the extent permissible by Law to immediately cure any defect in the appointment of the New Directors or, if such defect cannot be cured, permit Lender to designate an alternative director that will deemed to be a “new Director” for purposes of this Agreement.

g.

To the extent Danny Cuzick is invited to attend meeting of the Board of Directors, he shall attend as a non-voting “observer” (unless and until the Lender appoints him as a voting member of the Board of Directors).

6.	Full Force and Effect. Except as specifically set forth herein, all of the terms and conditions of the Loan Agreement are unmodified and remain in full force and effect.

7.

No Novation. The Parties do not intend the terms of this Agreement to be construed as a novation of any of the obligations owing by the Loan Parties under or in connection with the Loan or the Executive Loans.

8.

Ratification and Affirmation of Guaranties and Indemnities. By the execution hereof, each Guarantor hereby acknowledges and agrees and consents to the terms of this Agreement and that, except as expressly provided in Section 1 and Section 2 of this Agreement, nothing contained herein shall modify, affect or otherwise diminish the obligations of Guarantor under the Loan Agreement applicable to such Guarantor, and each Guarantor hereby certifies, reaffirms and ratifies its obligations under the Loan Agreement.

9.

Release of Lender Liability. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, EACH LOAN PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN COUNSEL) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY SUCH LOAN PARTY AGAINST THE LENDER OR ANY OF THE LENDER’S DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT OR THE LOAN AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

10.

Counterparts. This Agreement may be executed in any number of counterparts (which may be electronic, including PDF) and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

11.

Governing Law. This Agreement shall be governed in accordance with the terms and provisions of Section 25 and Section 26 of the Loan Agreement, except, for purposes of this Agreement, references to “Loan Agreement” shall be deemed to refer to the Loan Agreement as modified by this Agreement.

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IN WITNESS WHEREOF, each Loan Party has caused this Agreement to be duly executed as of the date set forth above.

EVO TRANSPORTATION & ENERGY SERVICES, INC., as Borrower

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

W.E. GRAHAM, INC., as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

EVO LOGISTICS, LLC, as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

TITAN CNG LLC, as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

THUNDER RIDGE TRANSPORT, INC., as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

Signature Page to Loan Extension Agreement

SHEEHY MAIL CONTRACTORS, INC., as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

URSA MAJOR CORPORATION, as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

J.B. LEASE CORPORATION, as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

EVO EQUIPMENT LEASING, LLC, as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

COURTLANDT AND BROWN ENTERPRISES L.L.C., as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

FINKLE TRANSPORT, INC., as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

Signature Page to Loan Extension Agreement

EVO SERVICES GROUP, LLC, as a Guarantor

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

Signature Page to Loan Extension Agreement

AGREED TO AND ACCEPTED:
ANTARA CAPITAL MASTER FUND LP (as Lender)

By: Antara Capital Fund GP LLC, its General Partner

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Managing Partner

Executive Lenders
AGREED TO AND ACCEPTED:

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood

AGREED TO AND ACCEPTED:

By:	/s/ Damon R. Cuzick
Name:	Damon R. Cuzick

AGREED TO AND ACCEPTED:
BRIDGEWEST GROWTH FUND LLC

By:	/s/ Billy (Trey) Peck Jr.
Name:	Billy (Trey) Peck Jr.
Title:	Managing Member

AGREED TO AND ACCEPTED:
BATUTA CAPITAL ADVISORS LLC

By:	/s/ Alexandre Zyngier
Name:	Alexandre Zyngier
Title:	Managing Director

Signature Page to Loan Extension Agreement

EXHIBIT A

FORM OF LOAN PLEDGE SECURITY AGREEMENT

EXHIBIT A

EXHIBIT B

FORM OF BRIDGE LOAN SUBORDINATION AGREEMENT

EXHIBIT B

EXHIBIT C

UPDATES TO REPRESENTATIONS AND WARRANTIES

None.

EXHIBIT C